10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Utilities and High Income Fund
Security
HCA Inc.  9.125%   11/15/14
Advisor
EIMCO
Transaction
 Date
11/10/2006
Cost
"$515,000"
Offering Purchase
0.09%
Broker
Citigroup
Underwriting
Syndicate
Members
Banc of America
JP Morgan
Merrill Lynch & Co.
Wachovia Securities

Fund
Utilities and High Income Fund
Security
Copano Energy LLC
Advisor
EIMCO
Transaction
 Date
12/6/06
Cost
"$236,440"
Offering Purchase
0.04%
Broker
UBS Investment Bank
Underwriting
Syndicate
Members
Morgan Stanley
RBC Capital Markets
Lehman Brothers
Wachovia Securities

Fund
Utilities and High Income Fund
Security
Universal Hospital Services 8 1/2 15 Sr. Secured
PIK Toggle Notes
Advisor
EIMCO
Transaction
 Date
5/22/07
Cost
"$9,300,000"
Offering Purchase
0.04%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
"Bear, Stearns & Co."
Wachovia Securities

Fund
Utilities and High Income Fund
Security
Universal Hospital Sr. Secured Floating Rate Notes
due 2015
Advisor
EIMCO
Transaction
 Date
5/22/07
Cost
"$6,700,000"
Offering Purchase
0.03%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
"Bear, Stearns & Co."
Wachovia Securities

Fund
Utilities and High Income Fund
Security
CMS Energy Corporation 6.55% Senior Notes due 2017
Advisor
EIMCO
Transaction
 Date
6/19/07
Cost
"$38,000,000"
Offering Purchase
0.15%
Broker
Deutsche Bank Secs
Underwriting
Syndicate
Members
Barclays Capital
Citi
JP Morgan
Wachovia Securities

Fund
Utilities and High Income Fund
Security
"CHS/Community Health Systems, Sr Floating Rate
Notes due 2015"
Advisor
EIMCO
Transaction
 Date
6/27/07
Cost
"$81,000,000"
Offering Purchase
0.02%
Broker
Credit Suisse
Underwriting
Syndicate
Members
Wachovia Securities
JP Morgan
Merrill Lynch & Co
Citi